           AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT AND WAIVER

     THIS AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT AND WAIVER, dated as of March 30, 2000 (the "Amendment") relating to the Loan Agreement referenced below, is by and among INDESCO INTERNATIONAL, INC., CONTINENTAL SPRAYERS INTERNATIONAL, INC. and AFA PRODUCTS, INC. (collectively, the "Borrower") and FIRST UNION NATIONAL BANK (the "Lender"). Terms used herein but not otherwise defined herein shall have the meanings provided in the Loan Agreement.

                                   WITNESSETH

     WHEREAS, a $30,000,000 credit facility has been extended to the Borrower pursuant to the terms of that certain Loan and Security Agreement dated as of September 29, 1998 (as amended, modified or otherwise supplemented, the "Loan Agreement") among the Borrower and the Lender;

     WHEREAS, the Borrower has requested that the Lender waive compliance by the Borrower with certain provisions of the Loan Agreement and that the Loan Agreement be amended as described herein;

     WHEREAS, the Lenders are willing to furnish such waiver and to make such amendments;

     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     (A) Waiver. The Lender hereby waives the failure of the Borrower to comply with Section 6.21(a) of the Loan Agreement for each fiscal quarter of the Borrower ended in fiscal year 2000.

     (B) Amendments.

     1. The definition of Borrowing Base in Section 2.1(b) of the Loan Agreement is hereby amended by deleting clauses (iv), (v) and (vi) thereof and replacing them with new clauses (iv) and (v) which shall read as follows:

     (iv) Year 2000 Fixed Asset Availability (as such amount is reduced from time to time in accordance with the definition thereof contained herein), plus (v) the lesser of (A) the product obtained by multiplying the Original Real Estate Value (as such amount is reduced from time to time in accordance with the definition thereof contained herein) by 40% and (B) $2,000,000.

     2. The definition set forth in Section 2.1(f) of the Loan Agreement is hereby deleted and replaced with the following:

     "ORIGINAL FIXED ASSET AVAILABILITY" equals 100% of the orderly liquidation value of Eligible Equipment as determined pursuant to the Norman Levy Appraisal dated December 28, 1999; provided, however, such original amount shall be reduced on a quarterly basis commencing April 1, 2000 by an amount equal to 1/28th of such original amount. As of March 30, 2000, Original Fixed Asset Availability is $9,826,960.00.

     3. The definition set forth in Section 2.1(g) of the Loan Agreement is hereby deleted and replaced with the following:

     "ORIGINAL REAL ESTATE VALUE" equals $5,400,000; provided, however, such original amount shall be reduced on a quarterly basis commencing April 1, 2000 by an amount equal to 1/28th of such original amount.

     4. The definition set forth in Section 2.1(h) of the Loan Agreement is hereby deleted and replaced with the following:

     "MORTGAGED PROPERTIES" means the properties subject to the Mortgages.

     5. The definition set forth in Section 2.1(i) of the Loan Agreement is hereby deleted and replaced with the following:

     "MORTGAGES" means the mortgages or deeds of trust granted by the Borrower to secure the obligations of the Borrower hereunder on the Forest City, North Carolina and St. Peters, Missouri real estate parcels.

     6. Section 2.1(j) of the Loan Agreement is hereby amended by adding the following sentences to the end thereof:

     Notwithstanding the foregoing to the contrary, an additional reserve shall be imposed against the Borrowing Base, commencing with the Borrowing Base certificate to be delivered the week of April 30, 2000, equal to the cumulative amount of interest payable on the indebtedness under the Indenture (the "Subordinated Debt") for a six-month period. The reserve will begin to accumulate commencing with delivery of the first Borrowing Base certificate delivered in the week following the semiannual payment of interest under the Subordinated Debt in an amount equal to $1,178,000. Each month for a period of six months the reserve will be increased by an additional amount of $1,178,000, such that the total amount of the reserve immediately prior to a semiannual interest payment date shall be $7,068,000. Upon payment of the semiannual interest on the Subordinated Debt the reserve will be reduced to zero and will reaccumulate in accordance with the foregoing for each semiannual interest period. Notwithstanding the foregoing to the contrary, absent the occurrence and continuation of an Event of Default, the Lender agrees not to impose reserves against the Original Fixed Asset Availability, the Year 2000
     Fixed Asset Availability or the Original Real Estate Value. Upon the occurrence and during the continuation of an Event of Default, the Lender may impose reserves against the Original Fixed Asset Availability and the Original Real Estate Value and may conduct new appraisals of the assets comprising such amounts.

     7. A new Section 2.1(l) is hereby added to the Loan Agreement to read as follows:

          (1) "YEAR 2000 FIXED ASSET AVAILABILITY" equals, the sum of the following: for each fiscal quarter occurring during the year 2000, the lesser of (x) the amount obtained by multiplying 80% of the actual costs incurred by the Borrower to purchase Eligible Equipment during such fiscal quarter and (y) $500,000, in each case subject to the approval of the Lender, which approval will not be unreasonably withheld; provided that Year 2000 Fixed Asset Availability shall not exceed $2,000,000 in the aggregate during the year 2000; and provided, further, such aggregate amount shall be reduced on a quarterly basis commencing April 1, 2001 by an amount equal to 1/28th of such original amount.

     8. The definition of Collateral set forth in Section 4.3 of the Loan Agreement is hereby amended by adding a new clause (d) thereto as follows and relettering the existing clause (d) as clause "(e)":

     (d) All proprietary information, designs, processes, inventions, licenses, know-how and trade secrets, all letters patent of the United States, now existing or hereafter arising, and all improvement patents, reissues, reexaminations, patents of addition, renewals and extensions thereof, all applications for letters patent of the United States, now existing or hereafter arising, and all provisionals, divisions, continuations and continuations-in-part and substitutes thereof, all trademarks, trade names, service marks, logos and other source or business identifiers, now existing or hereafter acquired, together with the good will of the business symbolized by said marks, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or otherwise, and all renewals thereof, all copyrights, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications and registrations in connection therewith, whether in the United States Copyright Office or in any similar office or agency of the United States or any State thereof, or otherwise, and all renewals thereof, and all actions for infringement concerning any of the foregoing, including the right to sue for and recover and retain all damages and profits arising from past infringements (collectively, the "Intellectual Property") (such right to sue may be exercised by the Lender only upon the occurrence and during the continuation of an Event of Default);

     9. Section 5.9 of the Loan Agreement is hereby amended to permit four (4) collateral field examinations to be conducted during fiscal year 2000.

     10. Section 6.10(c)(i) of the Loan Agreement is hereby amended to provide that the Borrowing Base certificate shall be delivered weekly by 5:00 p.m. on Wednesday of each week covering the immediately preceding calendar week. Schedule C to the Loan Agreement is hereby amended to reflect such weekly calculations and delivery. In addition, Section 6.10(c)(ii) is hereby amended to provide that the aging report for accounts receivable shall be delivered weekly by 5:00 p.m. on Wednesday of each week covering the immediately preceding calendar week.

     11. Section 6.10 of the Loan Agreement is hereby amended by adding a new clause (f) to the end thereof as follows:

     (f) Borrower shall, by 5:00 p.m. on Wednesday of each week, deliver to Lender a thirteen-week rolling cash forecast detailing projected cash receipts and payments for such period.

     12. Section 6.10 of the Loan Agreement is hereby amended by adding a new clause (g) to the end thereof as follows:

     (g) Borrower shall, not later than the 25th day of each month, deliver to Lender a monthly operations report for the immediately preceding calendar month, the form of which shall be determined by the Lender and the Borrower, in order to monitor production and sales activities of the Borrower.

     13. Section 6.21 of the Loan Agreement is hereby amended by deleting the last sentence of clause (a) and adding the following new clause (d) to the end thereof:

     (d) not as of the last day of any fiscal quarter permit its EBITDA to be less than the amounts set forth in Section 10.4(d).

     14. The Maximum Revolving Credit set forth in Section 10.1(a) of the Loan Agreement is hereby reduced to $25,000,000.

     15. The Applicable Percentage for all Revolving Loans set forth in Section 10.3(a) of the Loan Agreement shall be increased by 0.25% for each Pricing Level.

     16. The Field Examination Fee set forth in Section 10.3(e) of the Loan Agreement is hereby increased to $20,000 per fiscal year.

     17. Section 10.4(a) is hereby amended in its entirety to read as follows:

     (a) Leverage Ratio  (i)   8.50 to 1.0 as of the last day of each fiscal
                               quarter ending during the period commencing on March 31, 2001 and ending on September 30, 2001

                         (ii) 8.00 to 1.0 as of the last day of each fiscal quarter ending during the period commencing on October 1, 2001 and ending on June 30, 2002

                         (iii) 7.75 to 1.0 as of the last day of each fiscal
                               quarter ending during the period commencing on July 1, 2002 and ending on December 31, 2002

                                    (iv) 7.50 to 1.0 as of the last day of each
                                         fiscal quarter ending during the period
                                         commencing on January 1, 2003 and
                                         thereafter.

     18. Section 10.4(c) of the Loan Agreement is hereby amended in its entirety as follows:

     (c) Capital Expenditures:           $2,000,000 during any fiscal year,
                                         which amount may be increased to
                                         $3,000,000 if Availability shall be
                                         deemed adequate in the Lender's
                                         reasonable discretion.

     19. A new Section 10.4(d) is hereby added to read as follows:

     (d) Minimum EBITDA:            (i)  For the year 2000.

                                         (A) $4,750,000 for the fiscal quarter
                                             ending on March 31, 2000,

                                         (B) $9,750,000 for the two fiscal
                                             quarters ending June 30, 2000,

                                         (C) $14,750,000 for the three fiscal
                                             quarters ending September 30, 2000

                                         (D) $20,000,000 for the four fiscal
                                             quarters ending December 31, 2000.

                                    (ii) For the year 2001,

                                         (A) $20,250,000 for the four fiscal
                                             quarters ending on March 31, 2001,

                                         (B) $20,750,000 for the four fiscal
                                             quarters ending June 30, 2001,

                                         (B) $21,250,000 for the four fiscal
                                             quarters ending September 30, 2001

                                         (D) $22,000,000 for the four fiscal
                                             quarters ending December 31, 2001,

                                    (iii) For the year 2002,

                                         (A) $22,500,000 for the four fiscal
                                             quarters ending on March 31, 2002,

                                          (B) $22,750,000 for the four fiscal
                                              quarters ending June 30, 2002,

                                          (C) $23,000,000 for the four fiscal
                                              quarters ending September 30, 2002

                                          (D) $23,000,000 for the four fiscal
                                              quarters ending December 31, 2002

                                     (iv) For the year 2003 and thereafter,

                                          (A) $23,500,000 for the four fiscal
                                              quarters ending on March 31, 2003,

                                          (B) $23,750,000 for the four fiscal
                                              quarters ending June 30, 2003,

                                          (C) $24,000,000 for the four fiscal
                                              quarters ending September 30, 2003

                                          (D) $24,000,000 for the four fiscal
                                              quarters ending December 31, 2003
                                              and thereafter


     20. The definition of Leverage Ratio set forth in Section 10.4 of the Loan Agreement is hereby amended by deleting the last sentence thereof.

     21. The definition of Fixed Charged Coverage Ratio set forth in Section
10.4 of the Loan Agreement is hereby amended and restated in its entirety as follows:

     "FIXED CHARGE COVERAGE RATIO" means, for Borrower, the Restricted Subsidiaries and Polytek, on a consolidated basis for each fiscal quarter, the ratio of (i) EBITDA for such fiscal quarter, minus unfinanced consolidated capital expenditures for such fiscal quarter, minus consolidated cash taxes paid during such fiscal quarter, to (ii) the sum of consolidated interest expense for such fiscal quarter, plus consolidated scheduled payments on Funded Indebtedness for such fiscal quarter, plus distributions to Indesco Holdings for such fiscal quarter, plus permitted investments for such fiscal quarter, plus an amount equal to 1/28th of the sum of the Original Fixed Asset Availability and the Original Real Estate Value.

     22. The letter dated January 28, 2000 from the Lender to the Borrower concerning reserves against fixed asset availability is hereby repealed and is of no further force and effect.

     (C) Additional Covenants.

     1. The Borrower shall reimburse the Lender for the cost of the Norman Levy Appraisal and any real estate-related appraisals and environmental reports promptly upon demand by the Lender.

     2. The Borrower shall deliver financial projections for fiscal year 2001 to the Lender on or prior to January 31, 2001 in form and substance reasonably acceptable to the Lender.

     3. Notwithstanding the provisions of Section 5.1 of the Loan Agreement to the contrary, the existing cash management and dominion and control arrangements of the Borrower with respect to all of its cash needs, depositary arrangements, accounts receivable and accounts payable shall remain in place from and after the date hereof while the Loan Agreement is in effect. In furtherance thereof, Borrower shall execute and deliver or cause to be executed and delivered to Lender, all such agreements, documents and instruments and do or cause to be done such further acts as Lender, in its reasonable discretion, deems necessary or desirable to create, preserve, perfect or validate any security of Lender or priority thereof in the deposit accounts established by the Borrower or any other person (including the Lender) on behalf of the Borrower.

     (D) Conditions to Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent:

     1. Receipt by the Lender of multiple counterparts of this Amendment executed by each of the parties hereto.

     2. Receipt by the Lender of copies of resolutions of the Board of Directors of each Borrower approving and adopting this Amendment, the transactions contemplated herein and authorizing execution and delivery hereof, certified by a secretary or assistant secretary of each Borrower to be true and correct and in full force and effect as of the date hereof and including incumbency of its officers executing the Amendment (evidence of incumbency to be delivered within 7 Business Days).

     3. Receipt of the fees and expenses by the applicable Persons provided for in Sections (H) and (I) hereof.

     4. Receipt by the Lender of such other documents relating to the transactions contemplated hereby as the Lender may reasonably request.

     (E) Representations and Warranties. The Borrower hereby represents and warrants that (i) it has the requisite corporate power and authority to execute, deliver and perform this Amendment, as applicable, (ii) it is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Amendment, (iii) it has no claims, counterclaims, offsets, or defenses to the Loan Agreement and the performance of its obligations thereunder, (iv) the representations and warranties contained in Sections 5 and 6 of the Loan Agreement are, subject to the limitations set forth therein, true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for those which expressly relate to an earlier date) and (v) no unwaived Event of Default exists under the Loan

Agreement on and as of the date hereof or will occur as a result of the transactions contemplated hereby.

     (F) Release. In consideration of the Lender's willingness to enter into this Amendment, the Borrower hereby releases the Lender, and the Lender's officers, employees, representatives, agents, counsel, trustees and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act on or prior to the date hereof.

     (G) Effect of Amendment. Except as expressly amended or modified by the terms hereof, the Loan Agreement shall remain in full force and effect and this Amendment shall not affect, modify or diminish the obligations of the Borrower which have accrued prior to the effectiveness of the provisions hereof. The waiver contained herein shall be effective only in the specific instance, for the specific purpose for which given and for the period of time set forth herein.

     (H) Fees and Expenses. The Borrower agrees to pay promptly all reasonable costs and expenses of the Lender in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and expenses of Moore & Van Allen, PLLC.

     (I) Amendment Fee. The Borrower agrees to pay an amendment fee of $50,000 to the Lender, which fee is due and payable on the effective date of this Amendment.

     (J) Post-Closing Requirements. The Borrower shall deliver and/or complete the following items within the time periods specified below in bolded text
(any failure to deliver or complete such items within the specified time periods shall constitute and Event of Default under the Loan Agreement):

     1. Personal Property Collateral. The Lender shall have received, in form and substance satisfactory to the Lender:

          (a) a complete list of Intellectual Property (15 BUSINESS DAYS FROM THE DATED DATE HEREOF) and searches of ownership of such Intellectual Property in the appropriate governmental offices as soon as practicable after the date hereof and;

          (b) duly executed UCC financing statements for each appropriate jurisdiction as is necessary, in the Lender's reasonable discretion, to perfect the Lender's security interest in the Intellectual Property and such patent/trademark/copyright filings in the appropriate governmental offices as requested by the Lender in order to perfect the Lender's security interest in such Intellectual Property (45 DAYS FROM THE DATED DATE HEREOF OR, IF EARLIER, 7 BUSINESS DAYS FROM THE DATE SUCH FINANCING STATEMENTS AND FILINGS ARE RECEIVED BY THE BORROWER);

               (c) such duly executed consents as are necessary, in the Lender's sole discretion, to perfect the Lender's security interest in the material Intellectual Property, as may be obtained by the Borrower using its best efforts (60 DAYS FROM THE DATED DATE HEREOF);

               (d) an executed pledge agreement providing for the pledge by Indesco International, Inc. of the capital stock of its domestic subsidiaries in form and substance satisfactory to the Lender, together with stock certificates, stock powers, UCC financing statements and such other documents (all in form and substance acceptable to the Lender in its reasonable sole discretion) as the Lender shall reasonably request in order to grant to the Lender a perfected lien on and perfected security interest in all such stock (30 DAYS FROM THE DATED DATE HEREOF OR, IF EARLIER, 7 BUSINESS DAYS FROM THE DATE ON WHICH THE PLEDGE AGREEMENT IS RECEIVED BY THE BORROWER).

     2. Real Property Collateral. The Lender shall have received, in form and substance satisfactory to the Lender:

               (a) fully executed and notarized Mortgages to secure debt encumbering the Mortgaged Properties (30 DAYS FROM THE DATED DATE HEREOF OR, IF EARLIER, 7 BUSINESS DAYS FROM THE DATE ON WHICH THE MORTGAGES ARE RECEIVED BY THE BORROWER);

               (b) the Lender shall have received, and the title insurance company issuing the title policy referred to below (the "Title Insurance Company") shall have received, maps or plats of an as-built survey of the sites of the real property covered by the Mortgages certified to the Lender and the Title Insurance Company in a manner reasonably satisfactory to each of the Lender and the Title Insurance Company, dated a date reasonably satisfactory to each of the Lender and the Title Insurance Company by an independent professional licensed land surveyor, which maps or plats and the surveys on which they are based shall be made in accordance with standards that enable the Title Insurance Company to issue the policies referred to below without exception for "Survey matters", except for matters as are reasonably acceptable to the Lender (60 DAYS FROM THE DATED DATE HEREOF);

               (c) ALTA mortgagee title insurance policies, in amounts not less than the Appraised Value with respect to any particular Mortgaged Property, assuring the Lender that each of the Mortgages creates a valid and enforceable first priority mortgage lien on the applicable Mortgaged Property, free and clear of all defects and encumbrances except Permitted Liens, which mortgage policies shall be in form and substance reasonably satisfactory to the Lender and shall provide for affirmative insurance and such reinsurance as the Lender may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Lender (60 DAYS FROM THE DATED DATE HEREOF);

     (d) evidence as to (i) whether any Mortgaged Property is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a "Flood Hazard Property") and (ii) if any Mortgaged Property is a Flood Hazard Property, (x) whether the community in which such Mortgaged Property is located is participating in the National Flood Insurance Program,
(y) the applicable Borrower's written acknowledgment of receipt of written notification from the Lender (1) as to the fact that such Mortgaged Property is a Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (z) copies of insurance policies or certificates of insurance of the Borrower and its Subsidiaries evidencing flood insurance satisfactory to the Lender and naming the Lender as sole loss payee (60 DAYS FROM THE DATED DATE HEREOF);

     (e) maps or plats of an as-built survey of the sites of the Mortgaged Properties certified to the Lender and the Title Insurance Company in a manner reasonably satisfactory to them, dated a date satisfactory to each of the Lender and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to each of the Lender and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be sufficient to delete any standard printed survey exception contained in the applicable title policy and be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (ii) the lines of streets abutting the sites and width thereof; (iii) all access and other easements appurtenant to the sites necessary to use the sites; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building structures and improvements on the sites; and (vi) if the site is described as being on a filed map, a legend relating the survey to said map (60 DAYS FROM THE DATED DATE HEREOF); and

     (f) evidence satisfactory to the Lender that each of the Mortgaged Properties, and the uses of the Mortgaged Properties, are in compliance in all material respects with applicable zoning laws (the evidence submitted as to zoning should include the zoning designation made for each of the Mortgaged Properties, the permitted uses of each such Mortgaged Properties under such zoning designation and zoning requirements as to parking, lot size, ingress, egress and building setbacks) (60 DAYS FROM THE DATED DATE HEREOF);

     (g) the Lender shall have received copies of insurance policies or certificates of insurance evidencing liability and casualty insurance meeting the requirements set forth in the Loan Agreement for the Mortgaged Properties. The Lender shall be named as loss payee on all casualty insurance policies and as additional insured on all liability insurance policies pertaining to the Mortgaged Properties (30 DAYS FROM THE DATED DATE HEREOF).

     3.   Legal Opinions. The Lender shall have received:

               (a) an opinion of special counsel to the Borrower as to the enforceability of this Amendment, the validity and perfection of the security interests in the aforementioned pledged stock and such other corporate matters as the Lender may reasonably request, in form and substance satisfactory to the Lender (7 BUSINESS DAYS FROM THE DATED DATE HEREOF); and

               (b) opinions of local counsel in connection with the Missouri Mortgage as may be requested by the Lender and its counsel, each in form and substance satisfactory to the Lender (30 DAYS FROM THE DATED DATE HEREOF).

     (K) Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

     (L) Governing Law. This Amendment and the Loan Agreement as amended hereby shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina.


                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.



BORROWERS:                         INDESCO INTERNATIONAL, INC.

                                   By: /s/  Peter Giallorenzo
                                       ----------------------------------------

                                   Name:    Peter Giallorenzo
                                       ----------------------------------------

                                   Title:       VP & CFO
                                       ----------------------------------------



                                   CONTINENTAL SPRAYERS
                                   INTERNATIONAL, INC.

                                   By: /s/  Peter Giallorenzo
                                      -----------------------------------------

                                   Name:    Peter Giallorenzo
                                       ----------------------------------------

                                   Title:     VP & CFO
                                        ---------------------------------------



                                   AFA PRODUCTS, INC.

                                   By:/s/  Peter Giallorenzo
                                      -----------------------------------------

                                   Name:   Peter Giallorenzo
                                       ----------------------------------------

                                   Title:     VP & CFO
                                        ---------------------------------------



LENDER:                            FIRST UNION NATIONAL BANK,

                                   By:/s/        John Trainor
                                       ----------------------------------------

                                   Name:         John Trainor
                                       ----------------------------------------

                                   Title:        Vice President
                                       ----------------------------------------